                                                                    EXHIBIT 4.10

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            PLUMTREE SOFTWARE, INC.

               Warrant for the Purchase of Shares of Common Stock

No. WS-3                                                            8,639 Shares

     FOR VALUE RECEIVED, Plumtree Software, Inc., a California corporation (the "Company"), with its principal office at 500 Sansome Street, San Francisco, California 94111, hereby certifies that WXI/SAN Realty, L.L.C. or its registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, the number of fully paid and nonassessable shares of Common Stock of the Company set forth above.

     This Warrant shall be exercisable, in whole or in part, at any time or from time to time after the date hereof and on or before 5:00 p.m. Pacific Time on December 31, 2006.

     The Holder may purchase the above number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of nine dollars and sixty cents ($9.60) (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

     This Warrant is subject to all the provisions of that certain Warrant Agreement between Holder and the Company, dated September 20, 2000 (the "Agreement"), pursuant to which this Warrant was issued.

     Exercise of Warrant
     -------------------

          (a) This Warrant may be exercised at any time at or before 5:00 P.M., Pacific time on December 31, 2006 (the "Expiration Date") (or, if such day is not a business day, at or before 5:00 P.M., Pacific time, on the next following business day). The Company shall give the Holder written notice of the Holder's right to exercise this Warrant not more than ninety (90) days and not less than thirty (30) days before the Expiration Date (the "Expiration Notice"). If the Expiration Notice is not so given, the Expiration Date shall automatically be extended until thirty (30) days after the Company delivers the Expiration Notice to the Holder. If (i) the Holder fails to provide written notice to the Company of its intention not to exercise this Warrant;
(ii) as of the Expiration Date, the Fair Market Value (as defined below) of one share of Common Stock (as determined in accordance with Section 1(b) below) is greater than the Exercise Price; and (iii) this Warrant is not exercised on or before the Expiration Date, as the same may be extended pursuant hereto, this Warrant shall be deemed to have been exercised pursuant to Section 1(b) below as of the Expiration Date.

          Subject to the provisions set forth above, this Warrant may be exercised in whole or in part by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price (i) in lawful money of the United States of America in the form of a certified or cashier's check (ii) by cancellation by the Holder of indebtedness or other obligation of the Company to the Holder, or (iii) by a combination of (i) and (ii), for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          (b)  Notwithstanding the foregoing, upon such exercise pursuant to
Section 1(a), in lieu of payment of the Exercise Price, the Holder may instead elect to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A-B)(C)] by A, where:

          (A) = the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise of this Warrant;

          (B) = the Exercise Price for one share of Common Stock under this Warrant (as adjusted to the date of such calculation); and

          (C) = the number of shares of Common Stock issuable upon exercise of this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon exercise of this Warrant pursuant to this
Section 1(b).

     For purposes hereof, "Fair Market Value" of a share of Common Stock shall mean:

              (A) where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing sale price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable. Notwithstanding the forgoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock ("IPO"), the fair market value per share shall be the per share initial offering price to the public of the Company's IPO, or

             (B) in all other cases, the fair market value as determined in good faith by the Company's Board of Directors and communicated in writing to Holder upon Holder's written request, unless prior to such date the Company has become subject to a reorganization, merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Fair Market Value shall be deemed to be the value received by the holders for each Warrant Share pursuant to the Company's merger, acquisition or consolidation.

     Upon exercise of this Warrant pursuant to this Section 1(b), the registered holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined as aforesaid within a reasonable time not to exceed 20 days after exercise of the stock purchase rights represented by this Warrant.

     Section 2.  Reservation of Shares.  The Company hereby agrees that at all
                 ---------------------
times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

     Section 3.  Fractional Interest.  The Company will not issue a fractional
                 -------------------
share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the Fair Market Value of such fraction of a share, rounded to the nearest cent.

     Section 4. Assignment or Loss of Warrant.
                -----------------------------

           (a) Except as otherwise provided herein, the Holder of this Warrant shall not be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons; provided, however, that this warrant may be assigned without the Company's consent (i) to any direct or indirect partner, member, parent, subsidiary or affiliate of Warrant Holder, and (ii) to any successors or assigns in connection with any merger, sale of assets, reorganization, or similar event or to an affiliate of such assignee or successor in compliance with the provisions of
Section 8. Subject to the provisions of Section 8, and the obtaining of such consent of the Company, where required, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holders entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification reasonably satisfactory to the Company (but without the requirement of a bond), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 5.  Rights of the Holder.  The Holder shall not, by virtue hereof,
                 --------------------
be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     Section 6.  Adjustment of Exercise Price and Number of Shares.  The number
                 -------------------------------------------------
and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a)  Adjustment for Change in Capital Stock.  If the Company:
               --------------------------------------

               (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (B) subdivides its outstanding shares of Common Stock into greater number of shares;

               (C) combines its outstanding shares of Common Stock into a smaller number of shares;

               (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (E) issues by reclassification of its Common Stock any shares of its capital stock;

then the exercise right and the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrants the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrants immediately prior to such action. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares receivable upon the exercise of this Warrant shall be changed to the number determined by dividing (a) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (b) the Exercise Price in effect immediately after such adjustment.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b)  Notice of Adjustments.  Whenever the Exercise Price or number of
               ---------------------
Warrant Shares issuable upon exercise hereof shall be adjusted pursuant to this section, the Company shall issue a certificate signed by the secretary of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed to the holder of this Warrant.

          (c)  Deferral of Issuance or Payment.  In any case in which an event
               -------------------------------
covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

          (d)  When No Adjustment Required.  No adjustment need be made for a
               ---------------------------
change in the par value or no par value of the Common Stock.

          (e)  Notice of Certain Actions.  In the event that
               -------------------------

               (A) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

               (B) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this
Section 6 or regular cash dividends or distributions payable out of earnings or earned surplus and made in the ordinary course of business); or

               (C) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock ) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the capital stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

               (D) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure;

               (E) the Company proposes to take any action (other than actions of the character described in subsection (a) or (b) of this Section 6) that would require an adjustment of the Exercise Price pursuant to this Section 6; or

               (F) the Company has filed a registration statement relating to an initial public offering of its Common Stock;

then the Company shall cause to be mailed by first-class mail to the Holder, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

          (f)  Common Stock Defined.  Whenever reference is made in this Section
               --------------------
6 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company. However, subject to the provisions of Section 7 hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 7 hereof.

          (g)  No Adjustment Upon Exercise of Warrants.  No adjustments shall be
               ---------------------------------------
made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

     Section 7.  Reclassification, Reorganization, Consolidation or Merger.
                 ---------------------------------------------------------

          In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of capital stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the

Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, and the successor or purchasing corporation or other entity in such reclassification, change, reorganization, consolidation, merger or conveyance (if not the Company) shall duly execute and deliver to Warrant Holder a supplement hereto acknowledging such corporation's or entity's obligations under the Warrants; and in each such case, the terms of the Warrants (including the exercisability, transfer and adjustment provisions of the Warrants) shall be applicable to the shares of stock or other securities or property receivable upon the exercise of the Warrants after the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     Section 8.  Transfer to Comply with the Securities Act of 1933.  This
                 --------------------------------------------------
Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

     Section 9.     Registration Rights.
                    -------------------

     (a) Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of registrable securities possessing registration rights under that certain Amended and Restated Investor Rights Agreement, currently in effect, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Investor Rights Agreement"), the rights of registration granted under the Investor Rights Agreement to registrable securities (with respect to the shares of common stock issuable upon exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Investor Rights Agreement.

     Section 10.  Modification and Waiver.  This Warrant and any term hereof may
                  -----------------------
be changed, waived, discharged or terminated by an instrument in writing signed by the Company and by the Holders of a majority of the Warrants (on the basis of the number of Warrant Shares into which such Warrants are exercisable) issued pursuant to the Agreement. Any amendment effected in accordance with this
Section 10 shall be binding upon each Holders of any of the Warrants, each future Holders of all such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such Holders in connection with such consent that is not given ratably to all such Holders, and that such amendment must apply to all such Holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants.

     Section 11.  Notices.  All notices and other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     Section 12.  Descriptive Headings and Governing Law.  The description
                  --------------------------------------
headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     Section 13.  Successors and Assigns.  The terms and provisions of this
                  ----------------------
Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be executed by its duly authorized officer and to be dated as of September 20, 2000.

                              PLUMTREE SOFTWARE, INC.

                              By:      /s/ JOHN KUNZE
                                     -----------------------------------
                              Name:      John Kunze
                                     -----------------------------------
                              Title:   Chief Executive Officer
                                     -----------------------------------

                                 PURCHASE FORM
                                 -------------


TO:  PLUMTREE SOFTWARE, INC.

     1. The undersigned Holder of the attached original, executed Warrant for the Purchase of Common Stock of Plumtree Software, Inc. (the "Company") hereby elects to exercise its purchase right under such Warrant with respect to ______ Warrant Shares, as defined in the attached Warrant.

     2.  The undersigned Holder

         (a) elects to pay the aggregate exercise price for such Warrant Shares (the "Exercise Shares") in the following manner:

               (i) by lawful money of the United States or the enclosed certified check or postal or express money order payable in United States dollars to the order of the Company in the amount of $____________;

              (ii) by wire transfer of United States funds to the account of the Company in the amount of $_____________, which transfer has been made before or simultaneously with the delivery of this Purchase Form pursuant to the instructions of the Company;

              (iii) by the cancellation of indebtedness of the Company to the undersigned Holder in the amount of $____________;

              (iv) by the combination of the foregoing indicated above or on the attached sheet;

                                       or
         (b) elects to receive Warrant Shares equal to the value of the Warrants calculated in accordance with Section 1(b) of the Warrants of the Company.

     3. Please issue a stock certificate or certificates representing the appropriate number of Warrant Shares in the name of the undersigned or in such other names as is specified below:


Name:____________________________________________    Date:__________________________________________
Address:_________________________________________
_________________________________________________    Note:  The signature of the Holder must conform in
Tax Identification No.:__________________________    all respects to the name of the Holder as specified
                                                     on the face of the Warrant, without alteration,
HOLDER:__________________________________________    enlargement or any change whatsoever.

By:______________________________________________
Its:_____________________________________________

                                ASSIGNMENT FORM
                                ---------------

                                                     Dated _______________, ____

     FOR VALUE RECEIVED, ______________________________________ hereby sells,

assigns, and transfers unto ________________________________________ (the
                             (Please type or print in block letters)
"Assignee"),

________________________________________________________________________________
                                (insert address)

its right to purchase up to ___ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
________________________________ as its attorney-in-fact, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                           ____________________________________
                                           (Signature)